Exhibit 10.6

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This Intercreditor Agreement is entered into as of December 22, 2006, among Wells Fargo Foothill, Inc., a California corporation, in its capacity as agent (in such capacity, together with any successor in such capacity, the “Senior Facility Agent”) for the lenders that are from time to time parties to the Senior Facility Agreement referred to below (the “Senior Facility Creditors”), Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee (in such capacity, together with any successor in such capacity, the “Trustee”) for the holders of the Notes (as defined below) issued under the Indenture referred to below (the “Noteholders”).

RECITALS

A. Concurrently herewith, Velocity Express Corporation, a Delaware corporation (“Parent”), each Subsidiary of the Parent identified on the signature pages hereof as a Borrower (such Subsidiaries, together with the Parent, each individually as a “Borrower” and individually and collectively, jointly and severally as “Borrowers”) and each Subsidiary of the Parent identified on the signature pages hereof as a Guarantor (such Subsidiaries, each individually as a “Guarantor”, and individually and collectively, jointly and severally as “Guarantors”) are entering into that certain Credit Agreement, of even date herewith (as such agreement may be amended, replaced (including any replacement in connection with a refinancing thereof), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), the “Senior Facility Agreement”), with the Senior Facility Agent and the Senior Facility Creditors pursuant to which the Senior Facility Creditors have agreed to extend certain financial accommodations to the Borrowers.

B. Concurrently herewith, (i) each Borrower is entering into certain mortgages, security agreements, pledge agreements, collateral assignments and other security documents (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), collectively, the “Senior Security Documents”) pursuant to which each Borrower is granting a lien on and a security interest in substantially all of its assets to the Senior Facility Agent, for the benefit of the Senior Facility Agent and the Senior Facility Creditors, as security for the prompt payment and performance of its obligations under the Senior Facility Agreement and the Senior Facility Documents and (ii) each Guarantor is guaranteeing pursuant to a Guaranty or pursuant to the Senior Facility Agreement (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), each a “Senior Guaranty”) the obligations of the Borrower owing to the Senior Facility Agent and the Senior Facility Creditors under the Senior Facility Agreement and, as security for the prompt payment and performance of its obligations under the Senior Guaranty, each Guarantor is entering into certain mortgages, security agreements, pledge agreements, collateral assignments and other security documents (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), collectively, the “Senior Guaranty Documents”), pursuant to which each Guarantor is granting a lien on and a security interest in substantially all of its assets to the Senior Facility Agent for the benefit of the Senior Facility Creditors.

C. Parent has entered into, and each other Obligor has, in a “Subsidiary Guarantor” capacity, acceded to, an Indenture, dated as of July 3, 2006 (as such Indenture may be amended, replaced (including, any replacement in connection with a refinancing thereof), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), the “Indenture”), among each of the Obligors and the Trustee, pursuant to which the Parent has issued $78,205,000 aggregate principal amount of its 12% Senior Secured Notes due 2010 (as amended, restated, or otherwise modified (in each case, to the extent not prohibited by Section 13 of this Agreement), the “Notes”).

D. In connection with the Indenture, (i) as security for the prompt payment and performance of the Noteholder Indebtedness (as hereinafter defined), the Parent has entered into certain mortgages, security agreements, pledge agreements, collateral assignments and other security documents (as such agreements may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), the “Noteholder Security Documents”) pursuant to which the Parent has granted a lien on and a security interest in substantially all of its assets to the Trustee for the benefit of the Noteholders, and (ii) each of the Guarantors has guaranteed the obligations of the Parent owing to the Noteholders under the Indenture (each such guaranty, as may be amended, replaced (including, any replacement in connection with a refinancing), substituted or restated (in each case, to the extent not prohibited by Section 13 of this Agreement), a “Noteholder Guaranty”) and, as security for the prompt payment and performance of its guaranty obligations, each Guarantor has acceded and become party to the Noteholder Security Documents, pursuant to which each such Guarantor has granted a lien on and a security interest in all of its assets to the Trustee for the benefit of the Noteholders.

E. The Senior Facility Agent and the Trustee wish to agree as to the priority of their respective liens upon and security interests in the Collateral (as hereinafter defined) and as to certain other rights, priorities, and interests as between and among the Senior Facility Agent and the Senior Facility Creditors and the Trustee and the Noteholders.

AGREEMENT

In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which the Senior Facility Agent and the Trustee hereby acknowledge, the Senior Facility Agent and the Trustee hereby agree as follows:

1. Definitions and Rules of Construction.

(a) Definitions. The following terms, as used in this Agreement, shall have the following meanings:

“Agreement” means this Intercreditor Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

“Bank Product Agreement” means any agreement for any service or facility extended to any Obligor or any of its Subsidiaries by the Senior Facility Agent or the Senior Facility Creditors or any affiliate of the Senior Facility Agent or the Senior Facility Creditors including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Obligor or its Subsidiaries to the Senior Facility Agent, any Senior Facility Creditor or any of its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Obligor is obligated to reimburse to Senior Facility Agent or any Senior Facility Creditor as a result of such Person purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Obligor or its Subsidiaries pursuant to the Bank Product Agreements.

“Bankruptcy Case” means any proceeding commenced by or against any Obligor, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute as in effect from time to time.

“Base Maximum Principal Amount” means $14,000,000, or upon delivery to the Senior Facility Agent of one or more certificates, each substantially in the form of Exhibit A attached hereto, such greater amount not exceeding $29,000,000 as is indicated in the certificate most recently received by the Senior Facility Agent; provided, that, the Senior Facility Agent (i) shall be under no obligation to ascertain or to inquire as to any calculations or any other information contained in any such certificate, and (ii) shall be entitled to rely, and shall be fully protected in relying, upon any such certificate believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, in each case without any further inquiry whatsoever.

“Borrower” and “Borrowers” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in New York City.

“Casualty” has the meaning set forth in Section 8(b) of this Agreement. “Collateral” means all assets and property of each Obligor, whether real, personal or mixed, in which any Secured Creditor now or hereafter has a lien as security for any Secured Creditors Indebtedness.

“Currency Protection Agreement” means a currency swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in currency values, either generally or under specific contingencies.

“Documents” means, collectively, the Senior Facility Documents and the Noteholder Documents.

“Exigent Circumstances” shall have the meaning set forth in Section 16(b) of this Agreement.

“Governmental Authority” means any federal, state, local or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantor” and “Guarantors” has the meaning set forth in the Recitals to this Agreement, and shall include any Person that becomes a guarantor of the Senior Indebtedness or the Noteholder Indebtedness after the date hereof.

“Hedging Agreement” means any Currency Protection Agreement or any Interest Rate Protection Agreement.

“Indenture” has the meaning set forth in the Recitals to this Agreement.

“Interest Rate Protection Agreement” an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

“Maximum Senior Principal Amount” means, at any time of determination, the then applicable Base Maximum Principal Amount less the aggregate amount (other than by virtue of any initial or subsequent refinancing of Senior Indebtedness in whole or in part) applied from time to time to repay the principal amount of the Senior Indebtedness which is accompanied by a corresponding permanent reduction of the Revolver Commitment (as defined in the Senior Facility Agreement); provided, however, that (i) Bank Product Obligations shall be included in the calculation of Maximum Senior Principal Amount and (ii) in no event shall Indebtedness constituting Related Senior Indebtedness be included in the calculation of Maximum Senior Principal Amount.

“Noteholder Documents” means, collectively, the Indenture, the Noteholder Security Documents, the Noteholder Guaranties and any other document, instrument, mortgage or agreement now existing or in the future entered into evidencing, documenting, securing, or otherwise relating to the Noteholder Indebtedness or the Collateral, together with any amendments, replacements (including, any replacements in connection with a refinancing), substitutions, or restatements (in each case, to the extent not prohibited by Section 13 of this Agreement) thereof.

“Noteholder Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Noteholder Indebtedness” means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations (including any prepayment premium), fees, expenses or indemnities of the Obligors owing to the Noteholders and the Trustee under the Noteholder Documents, whether direct or indirect, whether contingent (including in respect of any Noteholder Guaranty) or of any other nature, character, or description (including all interest fees and expenses and other amounts accruing after commencement of any Bankruptcy Case, and any interest, fees and expenses and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions (in each case, to the extent not prohibited by Section 13 of this Agreement) of such amounts.

“Noteholder Security Documents” has the meaning set forth in the Recitals to this Agreement.

“Noteholders” has the meaning set forth in the Preamble to this Agreement.

“Notes” has the meaning set forth in the Recitals to this Agreement.

“Obligors” means, collectively, each Borrower, each Guarantor and each other Person who becomes a Borrower or a Guarantor under the Documents.

“Payment in Full” means the final payment in full in cash of all Senior Indebtedness (other than in connection with the refinancing of any Senior Indebtedness) in accordance with, and the termination of, the Senior Documents.

“Parent” has the meaning set forth in the Preamble to this Agreement.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Purchase Notice” shall have the meaning set forth in Section 16(a) of this Agreement.

“Purchasing Noteholders” shall have the meaning set forth in Section 16(a) of this Agreement.

“Recovery” shall have the meaning set forth in Section 9(e) of this Agreement.

“Related Senior Indebtedness” means the indebtedness of any Obligor under the Senior Facility Documents with respect to interest, fees, indemnities, costs and expenses (including all interest, fees, costs and expenses and indebtedness accrued or accruing or payable (or which would, absent the commencement of a Bankruptcy Case, accrue or be payable) after the commencement of a Bankruptcy Case in accordance with the Senior Facility Agreement whether or not the claim for such interest, fees, costs and expenses or indebtedness is allowed as a claim in such Bankruptcy Case), in each case, whether or not charged to the loan account(s) of the Obligors pursuant to the Senior Facility Agreement, including, without limitation, in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement or other modification (in each case, to the extent not prohibited by Section 13 of this Agreement) from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacement or other restructuring (in each case, to the extent not prohibited by Section 13 of this Agreement) of all or any portion of the indebtedness under any Senior Facility Document or any successor or replacement agreements (and related instruments and documents).

“Replacement Liens” shall have the meaning set forth in Section 9(b) of this Agreement.

“Secured Creditor” means any of the Senior Facility Agent, the Senior Facility Creditors, the Trustee or the Noteholders, or any successor or assignee of any of them, or any future holder of Senior Indebtedness or Noteholder Indebtedness, respectively.

“Secured Creditor Remedies” means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including, without limitation: (i) the exercise of any remedies or rights of a “Secured Creditor” under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary (or by the trustee on behalf of the beneficiary), including, without limitation, the appointment of a receiver, or the commencement of any foreclosure proceedings or the exercise of any power of sale, including, without limitation, the placing of any advertisement for the sale of any Collateral; (iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture or repossession of any assets; (v) the exercise of any set-off rights; or (vi) any other remedy available in respect of the Collateral available to such Secured Creditor under any Document to which it is a party or under applicable law, provided that Secured Creditor Remedies shall not include any action taken by a Secured Creditor (A) solely to correct any mistake or ambiguity in any Documents, (B) solely to remedy or cure any defect in or lapse of perfection of the lien of a Secured Creditor in the Collateral, (C) in connection with cash management services performed for any Obligor, whether at such Obligor’s request or as required by the terms of the Senior Facility Documents or (D) in connection with the collection of accounts receivable through lockbox or blocked account arrangements, regardless of whether such collection occurs prior to or following any event of default under any Document.

“Secured Creditors’ Indebtedness” means, collectively, the Senior Indebtedness and the Noteholder Indebtedness.

“Senior Facility Agent” has the meaning set forth in the Preamble to this Agreement and shall include any successor agent under the Senior Facility Agreement or any replacement or refinancing thereof.

“Senior Facility Agreement” has the meaning set forth in the Recitals to this Agreement.

“Senior Facility Creditors” has the meaning set forth in the Preamble to this Agreement and shall include all subsequent holders of the Senior Indebtedness.

“Senior Facility Documents” means, collectively, the Senior Facility Agreement, the Senior Security Documents, any Loan Documents (as defined in the Senior Facility Agreement), any Senior Guaranty, the Senior Guaranty Documents and any other document, instrument or agreement now existing or in the future entered into evidencing, documenting, securing or otherwise relating to the Senior Indebtedness or the Collateral provided as security for the Senior Indebtedness, together with any amendments, replacements (including, any replacements in connection with a refinancing), substitutions, or restatements (in each case, to the extent not prohibited by Section 13 of this Agreement) thereof.

“Senior Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Senior Guaranty Documents” has the meaning set forth in the Recitals to this Agreement.

“Senior Indebtedness” means any and all presently existing or hereafter arising indebtedness, reimbursement obligations, claims, debts, liabilities, obligations (including all Bank Product Obligations), fees (including all fees and premiums set forth in the Fee Letter (as defined in the Senior Facility Agreement)), expenses or indemnities of the Obligors owing to the Senior Facility Agent and the Senior Facility Creditors under the Senior Facility Documents (including any Bank Product Agreement), whether direct or indirect, whether contingent (including in respect of any Senior Guaranty) or of any other nature, character, or description (including all interest, fees and expenses and other amounts accruing after commencement of any Bankruptcy Case, and all interest, fees and expenses and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions (in each case, to the extent not prohibited by Section 13 of this Agreement) of such amounts; provided that, for purposes of this Agreement, the term “Senior Indebtedness” shall not include the aggregate outstanding principal amount of loans, the aggregate undrawn amount of any letters of credit and the aggregate amount of Bank Product Obligations in excess of the Maximum Senior Principal Amount; provided, further, that, the foregoing limitation shall not apply to, and the term “Senior Indebtedness” shall include Related Senior Indebtedness, whether or not charged by the Senior Facility Agent or the Senior Facility Creditors to the loan account of the Obligors maintained by the Senior Facility Agent and the Senior Facility Creditors pursuant to the Senior Facility Agreement.

“Senior Lien” has the meaning set forth in Section 2 of this Agreement.

“Senior Security Documents” has the meaning set forth in the Recitals to this Agreement.

“Specified Collateral” has the meaning set forth in Section 11 of this Agreement.

“Taking” has the meaning set forth in Section 8(a) of this Agreement.

“Trigger Event” has the meaning set forth in Section 16(a) of this Agreement.

“Trigger Notice” has the meaning set forth in Section 16(a) of this Agreement.

“Trustee” shall have the meaning set forth in the Preamble to this Agreement and shall include any successor trustee under the Indenture or any replacement or refinancing thereof.

“Trustee Lien” has the meaning set forth in Section 2 of this Agreement.

“UCC” means the Uniform Commercial Code as adopted in the State of New York, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

(b) UCC Definitions. All other capitalized terms used in this Agreement that are defined in the UCC shall have the meanings given to them in the UCC unless otherwise expressly defined herein.

(c) Other Definitional Provisions. When used in this Agreement: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement; (ii) the words “include,” “includes,” and “including” are not limiting; the word “or” has, except where otherwise required by the context, the inclusive meaning represented by the phrase “and/or”; (iii) unless otherwise specified, the words “Section,” “Schedule” and “Exhibit” refer to Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and (iv) the singular number includes the plural, and vice versa, whenever the context so requires.

2. Permitted Liens and Relative Priorities. As among the Secured Creditors, and notwithstanding the terms (including the description of Collateral), dating, execution, or delivery of any agreement, instrument, or other document; the time, order, method, or manner of granting, or (except as provided in Section 2(b) below) perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any agreements, instruments, or other documents under the UCC or any other applicable law; any invalidity, unenforceability, or lack of perfection of any lien or security interest; and any provision of the UCC or any other applicable law to the contrary, the Secured Creditors agree:

(a) The lien and security interest of the Senior Facility Agent, on behalf of and for the benefit of the Senior Facility Creditors, upon the Collateral created or evidenced by the Senior Facility Documents, to the extent securing Senior Indebtedness (such lien and security interest, the “Senior Lien”), shall be senior and prior in right to the lien and security interest of the Trustee, on behalf of and for the benefit of the Noteholders, upon the Collateral created or evidenced by the Noteholder Documents (the “Trustee Lien”); and

(b) The Trustee Lien upon the Collateral shall be junior and subordinate to the Senior Lien upon the Collateral.

Notwithstanding the foregoing, if a court of competent jurisdiction determines in a final judgment not subject to appeal that all or any portion of the Senior Lien is not perfected or is invalid or unenforceable (any such Senior Lien, the “Unperfected Senior Lien”), the Unperfected Senior Lien shall be senior and prior in right to the Trustee Lien and the Trustee Lien shall be junior and subordinated to the Unperfected Senior Lien, in each case only to the extent securing Senior Indebtedness in an aggregate principal amount not in excess of $7,000,000, provided that such limitation shall not apply to any Senior Lien that is not an Unperfected Senior Lien. For purposes of the foregoing allocation of priorities, any claim of a right to a setoff (other than cashless Warrant exercises and Notes exchanges) shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

3. No Alteration of Priority. The lien and security interest priorities provided in Section 2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing (in each case, to the extent not prohibited by Section 13 of this Agreement) of any of the Senior Indebtedness or any Noteholder Indebtedness, or by any action or inaction which any Secured Creditor may take or fail to take in respect of the Collateral or, except as otherwise provided in Section 2, by any invalidity, unenforceability, or lack of perfection of the liens and security interests of the Senior Facility Agent and the Senior Facility Creditors. The Secured Creditors consent to the Obligors’ granting to each other Secured Creditor the liens and security interests reflected in Section 2.

4. Perfection.

(a) Each of the Secured Creditors shall be solely responsible for, and nothing herein shall prohibit any Secured Creditor from, perfecting and maintaining the perfection of its lien and security interest in any of the Collateral in which such party has been granted a lien or security interest. The provisions of this Agreement are intended solely to govern the respective priorities as among the Secured Creditors. Except after Payment in Full, the Trustee, on behalf of the Noteholders agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, availability, or enforceability of the Senior Lien or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise. The Senior Facility Agent, on behalf of the Senior Facility Creditors agrees that, except to protect and give effect to the rights and priorities specifically conferred in this Agreement on and in respect of the Senior Lien, it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, availability, or enforceability of the Trustee Lien or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

(b) If the Trustee shall acquire and hold a lien on any assets of the Obligors that are not also subject to the lien of the Senior Facility Agent, then notwithstanding any term of the Senior Documents or the Noteholder Documents to the contrary, the Trustee shall be deemed to hold such lien for the benefit of the Senior Facility Agent to secure the Senior Indebtedness, subject in all cases to the provisions of this Agreement.

5. Exercise of Remedies; Management of Collateral. Notwithstanding anything to the contrary contained in any of the Documents:

(a) Subject to clause (b) of Section 6, until Payment in Full: (i) the Senior Facility Agent and the Senior Facility Creditors shall have the exclusive right to manage, perform, and enforce the terms of the Senior Facility Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder in their sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to Collateral, take or retake control or possession of Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate Collateral; (ii) the Trustee on behalf of the Noteholders shall not exercise any Secured Creditor Remedies with respect to Collateral; and (iii) subject to Section 15, any and all proceeds of Collateral which shall come into the possession, control, or custody of the Trustee or the Noteholders will be deemed to have been received for the account of the Senior Facility Creditors and shall be immediately paid over to the Senior Facility Agent for the benefit of the Senior Facility Creditors. In connection with the provisions of clause 5(a)(i) above, the Trustee and the Noteholders waive any and all rights to alter the method or challenge the appropriateness of any action in compliance with applicable law by the Senior Facility Agent and the Senior Facility Creditors with respect to the Collateral, and waive any claims or defenses they may have against the Senior Facility Agent and the Senior Facility Creditors, including any such claims or defenses based on any actions or omissions (other than actual fraud and non-compliance with applicable law) of any such Person in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation or release of any lien or security interest therein, or any modification or waiver of any Senior Facility Documents.

(b) The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

6. Sale of Collateral.

(a) Subject to clause (b) of this Section 6, until the Payment in Full: (i) without in any manner limiting the obligations of the Obligors to comply with the various covenants and restrictions expressly provided for in Article Four of the Indenture (but only to the extent that the Trustee Lien is not otherwise required to be released as provided in the immediately following clause (ii)), during the continuance of any event of default under the

Senior Facility Documents only the Senior Facility Creditors shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Collateral and (ii) upon an event of default under any Senior Facility Document, the Trustee will, immediately upon the written request of the Senior Facility Agent, release or otherwise terminate the Trustee Lien with respect to all Collateral other than with respect to any proceeds of any sale or disposition of the Collateral as contemplated by this Section 6(a) (which Trustee Lien shall, accordingly, remain subject and subordinate to the Senior Lien until Payment in Full), to the extent such Collateral is sold or otherwise disposed of by the Senior Facility Agent and the Senior Facility Creditors or, by any Obligor with the consent of the Senior Facility Agent and the Senior Facility Creditors in accordance with the Senior Facility Documents, and the Trustee will immediately deliver such release documents as the Senior Facility Agent may reasonably require in connection therewith to the extent the proceeds of such sale or other dispositions are applied to the Senior Indebtedness until Payment in Full; provided, however, that if any such sale or other disposition results in a surplus after Payment in Full, such surplus shall be paid to the Trustee, for the benefit of the Noteholders, for application in accordance with the terms of the Noteholder Documents.

(b) Upon the occurrence and during the continuance of an event of default under any Noteholder Documents, subject at all times to the provisions of Section 5(a)(iii), commencing 150 days after receipt by the Senior Facility Agent of the written declaration of the Trustee on behalf of the Noteholders of such event of default, the Trustee, on behalf of the Noteholders, may take action to exercise its Secured Creditor Remedies, but, in the case of such action to exercise their Secured Creditor Remedies, only so long as the Senior Facility Agent and the Senior Facility Creditors are not diligently pursuing in good faith the exercise of their Secured Creditor Remedies, or attempting to vacate any stay of enforcement of the Senior Lien on, a material portion of the Collateral, including, without limitation, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers or auctioneers for the purposes of valuing, marketing, promoting and selling a material portion of the Collateral, the commencement of any action to foreclose on the Senior Lien on all or any material portion of the Collateral, notification of account debtors to make or cause the remittance of payments to the Senior Facility Agent or its agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral, provided that, notwithstanding the foregoing, such 150 day period shall be tolled during such time as both the Senior Facility Agent and the Trustee are stayed from enforcing their liens on a material portion of the Collateral. In addition to and not by way of limitation of the foregoing, at no time prior to Payment in Full shall the Noteholders take any action that will impede, interfere with, restrict, or restrain the exercise by the Senior Facility Agent and the Senior Facility Creditors of their rights and remedies under the Senior Facility Documents to the full extent of the Senior Lien herein provided. If the Noteholders shall attempt any Secured Creditor Remedies or attempt any other action prohibited or restricted under this Agreement, any Obligor or the Senior Facility Agent and the Senior Facility Creditors may interpose as a defense or plea the making of this Agreement and the Senior Facility Agent and the Senior Facility Creditors may intervene and interpose such defense in their name or in the name of any Obligor and any Obligor or the Senior Facility Agent and the Senior Facility Creditors may by virtue of this Agreement restrain the enforcement thereof in the name of any

Obligor or the Senior Facility Agent and the Senior Facility Creditors. Prior to Payment in Full, any Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any Secured Creditor Remedies in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Facility Agent for the benefit of the Senior Facility Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Facility Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

(c) Whether or not any Bankruptcy Case has been commenced by or against any Obligor, except as otherwise provided in Section 2, any Collateral or proceeds thereof received in connection with any exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, an aggregate amount of $100,000 to be shared equally, to the payment of costs and expenses of the Senior Facility Agent and the Trustee in connection with such exercise of Secured Creditor Remedies, (b) second, to the payment of all additional costs and expenses of Senior Facility Agent in connection with such exercise of Secured Creditor Remedies, (c) third, to the payment or collateralization of the Senior Indebtedness in accordance with the Senior Facility Documents, and in the case of payment of any revolving credit loans, together with the concurrent permanent reduction of any revolving credit commitment thereunder in an amount equal to the amount of such payment, (d) fourth, to the payment of all additional costs and expenses of the Trustee in connection with such exercise of Secured Creditor Remedies (to the extent Trustee’s exercise of Secured Creditor Remedies is permitted hereunder), and (e) fifth, to the payment of the Note Indebtedness in accordance with the Noteholder Documents.

(d) This Section 6 shall not be construed in any way to limit or impair the right of (i) any Secured Creditor to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Secured Creditor, (ii) the Trustee to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Senior Facility Agent and the Senior Facility Creditors thereon, so long as it does not delay or interfere with the exercise by the Senior Facility Agent and the Senior Facility Creditors of their rights or (iii) subject to the terms of this Agreement, the right of the Noteholders to receive payments from the proceeds of the collection, sale or other disposition of the Collateral.

7. Sections 9-611 and 9-613 Notice and Waiver of Marshalling. Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditors’ respective interests in the Collateral as provided by Sections 9-611 and 9-613 of the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditors to marshal any of the Collateral or to seek payment from any particular assets of any Obligor or from any third party.

8. Insurance or Condemnation. In the event of, in each case unless and until Payment in Full:

(a) a taking or threatened taking by condemnation or other eminent domain of all or any portion of any Real Property (collectively, a “Taking”) or

(b) the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a “Casualty”):

(i) prior to the time the Trustee and the Noteholders are permitted to take action with respect to an item of Collateral in accordance with Section 6(b), the Trustee and the Noteholders hereby waive any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Taking or a Casualty with respect to such item of Collateral;

(ii) all proceeds received or to be received on account of a Taking and/or Casualty shall be applied in the manner or manners provided for in the Senior Facility Documents; and

(iii) the Trustee agree to execute and deliver any documents, instruments, agreements or further assurances required to effectuate any of the foregoing.

9. Bankruptcy Issues.

(a) This Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to Obligors being deemed to apply to Obligors as debtors and debtors-in-possession and to a trustee for Obligors’ estate in a Bankruptcy Case), and shall apply with full force and effect with respect to all Collateral acquired by such Obligors, and to all Senior Indebtedness, related Senior Indebtedness and Noteholder Indebtedness, as applicable, incurred by such Obligors, subsequent to such commencement.

(b) The Trustee and the Noteholders shall not (i) object on any grounds to any use of cash collateral permitted by, or post-petition financing provided by, the Senior Facility Agent or any Senior Facility Creditor, provided that, the aggregate principal amount of pre-petition Senior Indebtedness together with the aggregate principal amount of financing in such Bankruptcy Case will not exceed, at the time of determination, the Maximum Senior Principal Amount plus $10,000,000, (ii) seek adequate protection for the Trustee Lien in connection with any Bankruptcy Case (other than in the form of any replacement lien and security interest to the Trustee Lien on post-petition assets of the Obligors which liens and security interests are subordinated to the Senior Lien securing the Senior Indebtedness and such financing in the Bankruptcy Case (and all Indebtedness related thereto) on the same basis as the Trustee Lien is subordinated to the Senior Lien under this Agreement “Replacement Liens”)) or (iii) object to any motion by the Senior Facility Agent and the Senior Facility Creditors for relief from the automatic stay in respect of the Senior Lien in any proceeding under the Bankruptcy Code to exercise any Secured Creditor Remedies.

(c) Without limiting the generality of the foregoing, until Payment in Full, the Trustee and the Noteholders agree that the Senior Facility Agent and the Senior Facility Creditors may consent to the sale or other disposition of all or any portion of the Collateral in any Bankruptcy Case pursuant to Section 363 of the Bankruptcy Code, and the Trustee and the Noteholders shall not object to any such sale (except upon ground available to an unsecured creditor); provided that such waiver of objection shall not limit or impair the Trustee’s or any Noteholder’s rights to proceeds thereof or therefrom immediately after Payment in Full.

(d) The Senior Facility Agent and the Senior Facility Creditors shall not object to any action taken by the Trustee or any of the Noteholders seeking Replacement Liens, provided that, nothing contained herein shall prohibit or in any way limit the Senior Facility Agent or any Senior Facility Creditor from objecting in any Bankruptcy Case or otherwise to any other action taken by the Trustee or any of the Noteholders, including, without limitation, the seeking by the Trustee or any Noteholder of adequate protection (other than in the form of Replacement Liens) or the asserting by the Trustee or any Noteholder of any of its rights and remedies in respect of the Trustee Lien.

(e) If the Senior Facility Agent or any Senior Facility Creditor is required in any Bankruptcy Case or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a “Recovery”), then the relevant Senior Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(f) If, in any Bankruptcy Case, debt obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Indebtedness and Noteholder Indebtedness, then, to the extent the debt obligations distributed on account of Senior Indebtedness and Noteholder Indebtedness are secured by liens on the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect, as subject to the same terms and limitations applicable to the Senior Lien and the Junior Lien hereunder, to the liens securing such debt obligations.

10. Notice of Default and Certain Events. Each of the Senior Facility Agent and the Trustee shall, for and on behalf of the Senior Facility Creditors and the Noteholders, respectively, send written notice to each other upon the occurrence of any of the following as applicable:

(a) the declaration of any default under such Secured Creditor’s Documents, or the acceleration of any of such Secured Creditor’s Indebtedness; or

(b) the commencement of any sale or liquidation of, or realization upon, any of the Collateral.

Each such notice shall be sent to each other Secured Creditor contemporaneously with the sending of such notice to Obligors if and when sent under the applicable Documents. The failure of any Secured Creditor to give such notice shall not affect the relative lien or security interest priorities or the other privileges of such Secured Creditor as provided in this Agreement or give rise to any liability.

11. Bailment. With respect to any Collateral in which a security interest may be perfected under the UCC or other relevant law only by possession (“Specified Collateral”), the Senior Facility Agent will act as pledgeholder and/or bailee for the Noteholders until Payment in Full, whereupon the Senior Facility Agent shall immediately transfer possession of any Collateral in the possession of the Senior Facility Agent to the Trustee for the benefit of the Noteholders; and immediately upon such transfer of possession the Trustee shall become the pledgeholder and/or the bailee of such Specified Collateral for the benefit of the Noteholders. The Trustee acknowledges and agrees that: (a) the Senior Facility Agent and the Senior Facility Creditors do not make any representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the security interests in or liens upon any Specified Collateral; (b) while any Specified Collateral is held by the Senior Facility Agent, the Senior Facility Agent and the Senior Facility Creditors shall not have any liability to, and shall be held harmless by, the Noteholders, for any losses, damages, claim, or liability of any kind to the extent arising out of the holding of such Specified Collateral, other than losses, damages, claims, or liabilities arising out of the Senior Facility Agent’s gross negligence or willful misconduct; (c) the Senior Facility Agent need not act as a pledgeholder for the Noteholders with respect to any Collateral in which a security interest may be perfected by means other than possession; (d) the Trustee and the Noteholders shall immediately deliver to the Senior Facility Agent any Specified Collateral that is now in or in the future comes into their possession until Payment in Full; and (e) the priority of the Secured Creditors’ security interests in and liens upon the Specified Collateral shall be governed by the terms of this Agreement.

12. Authority of the Senior Facility Agent and the Trustee.

(a) The Senior Facility Agent represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Senior Facility Creditors and that this Agreement constitutes the legal, valid and binding obligation of the Senior Facility Agent and the Senior Facility Creditors, enforceable against each of them in accordance with its terms.

(b) The Trustee represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by it and that this Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

(c) The Trustee agrees that any assignment or transfer of an interest in any of the Noteholder Indebtedness shall be made expressly subject to the terms and conditions of this Agreement. The Senior Facility Agent is the agent for the Senior Facility Creditors for all purposes of this Agreement and each Person that becomes a Senior Facility Creditor after the date of this Agreement shall execute and deliver to the Senior Facility Agent an acknowledgment and consent to the terms of this Agreement. The Trustee is the trustee for the Noteholders for all purposes of this Agreement.

13. Modification of Documents; Additional Covenants.

(a) The Trustee agrees that the Senior Facility Agent and the Senior Facility Creditors shall have absolute power and discretion, without notice to the Noteholders, to deal in any manner with the Senior Indebtedness, including, without limitation, the power and discretion to do any of the following, in each case until Payment in Full: (i) any demand for payment of any Senior Indebtedness may be rescinded in whole or in part, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of the Obligors upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released, (ii) the Senior Documents may be amended, modified, supplemented, refinanced, renewed, refunded, extended or terminated, in whole or in part, as the Senior Facility Agent and the Senior Facility Creditors may deem advisable from time to time, provided that, notwithstanding clauses (i) and (ii) above and except as provided in Section 9(b), the Senior Facility Creditors shall not (A) increase the principal amount of the Senior Indebtedness (excluding any Related Senior Indebtedness) to a principal amount in excess of the Maximum Senior Principal Amount and (B) increase any “Applicable Margin” or other component of the interest rates on the Senior Indebtedness by more than 3% per annum above the rates as in effect on the date hereof (excluding fluctuations in the underlying rate indices and the imposition of the default rate in effect on the date hereof), and (iii) any Collateral may be sold, exchanged, waived, surrendered, or released. The Noteholders will remain bound under this Agreement, and the subordination the Trustee Lien provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release, in each case, to the extent permitted by this Agreement. The Senior Indebtedness as may from time to time be subject to the Senior Lien shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between the Senior Facility Agent and the Senior Facility Creditors on the one hand, and the Obligors, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement.

(b) Without the prior written consent of the Senior Facility Agent and the Senior Facility Creditors, the Noteholders agree not to amend, modify or supplement, in whole or in part, any terms or provisions of any Noteholder Document in any manner directly and adversely affecting the rights and priorities appertaining to the Senior Lien pursuant to the terms and conditions of this Agreement.

14. The Noteholders’ Waivers. Each Noteholder (a) waives any and all notice of the creation, modification, renewal, extension, or accrual of any of the Senior Indebtedness and notice of or proof of reliance by Senior Facility Agent and the Senior Facility Creditors upon this Agreement; and (b) prior to Payment in Full, waives any right of subrogation, contribution, reimbursement, or indemnity which it may have against any Obligor arising directly or indirectly out of this Agreement.

15. Rights As Unsecured Creditors. Except to the extent otherwise provided in this Agreement, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the payments of interest and principal and indemnities, fees, expenses and all other amounts which have become due and payable so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of Secured

Creditor Remedies in contravention of this Agreement. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the liens securing Senior Indebtedness on the same basis as the other liens securing the Noteholder Indebtedness are so subordinated to such Senior Indebtedness under this Agreement. Except as expressly provided in this Agreement, nothing in this Agreement modifies any rights or remedies the Senior Facility Agent or any of the Senior Facility Creditors may have with respect to the Collateral.

16. Noteholders’ Purchase Option.

(a) Upon receipt by the Trustee of a notice (a “Trigger Notice”) by the Senior Facility Agent of its intent to (i) accelerate any Senior Indebtedness, (ii) take any lien enforcement action with respect to the Collateral (other than any notification of account debtors) or (iii) request that the Trustee (or any agent thereof) release its liens on the Collateral pursuant to Section 6(a) (each a “Trigger Event”), one or more of the holders of the beneficial interests in the Notes representing 10% or more of the then outstanding principal amount of the Notes shall have the option, exercised by delivery of a notice to the Senior Facility Agent (a “Purchase Notice”), to purchase all (but not less than all) of the Senior Indebtedness from the Senior Facility Creditors (such holders of the beneficial interests in 10% or more of the then outstanding principal amount of the Notes electing to exercise such purchase right, the “Purchasing Noteholders”). The Purchase Notice shall be irrevocable.

(b) The Senior Facility Creditor shall deliver to Trustee any Trigger Notice referred to in Section 16(a) above (i) in the absence of an Exigent Circumstance (as defined below), not less than 5 Business Days prior to the taking of the earliest of the actions described in Section 16(a) above or (ii) if Exigent Circumstances exist, as soon as commercially reasonable and in any event contemporaneously with the taking of such action. The Trustee shall thereupon forward the Trigger Notice to the holders of record of the Notes. The Purchasing Noteholders may send to the Senior Facility Agent a Purchase Notice within 5 Business Days of the receipt by the Trustee of a Trigger Notice, in which event, the Senior Facility Agent and the Senior Facility Creditors shall not accelerate the Senior Indebtedness or take any lien enforcement action, to the extent such action has not been taken, or release, or request that the Trustee release, its liens on the Collateral pursuant to Section 6(a), as the case may be, provided, that, the purchase and sale with respect to the Senior Indebtedness provided for in this Section 16 shall have closed within 5 Business Days after receipt by the Senior Facility Agent of the Purchase Notice and the Senior Facility Agent shall have received payment in full of the Senior Obligations as provided for herein within such 5 Business Day period. As used herein, “Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of the Senior Facility Agent, acting in good faith and in a commercially reasonable manner, to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.

(c) On the date specified by the Purchasing Noteholders in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by the Senior

Facility Agent of the Purchase Notice), the Senior Facility Creditors shall sell to the Purchasing Noteholders, and the Purchasing Noteholders shall purchase from the Senior Facility Creditors, the Senior Indebtedness as provided for herein, which shall include the rights and claims of the Senior Facility Agent and the Senior Facility Creditors in respect of the reimbursement obligations arising in connection with letters of credit and the unreimbursed obligations with respect to Bank Products.

(d) Upon the date of such purchase and sale, the Purchasing Noteholders shall (i) pay to the Senior Facility Agent, for the benefit of the Senior Facility Creditors, as the purchase price therefor the full amount of all the Senior Indebtedness then outstanding and unpaid, (ii) furnish cash collateral to the Senior Facility Agent in such amounts as the Senior Facility Agent determines is reasonably necessary to secure the Senior Facility Agent and the Senior Facility Creditors in connection with (A) any issued and outstanding letters of credit constituting Senior Indebtedness provided by the Senior Facility Creditors (or letters of credit that the Senior Facility Agent and the Senior Facility Creditors have arranged to be provided by third parties pursuant to the Senior Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit) and (B) Bank Product Obligations owing to the Bank Product Providers (but not in any event in an amount greater than 105% of such Bank Product Obligations), (iii) agree to reimburse the Senior Facility Agent and the Senior Facility Creditors for all expenses to the extent earned or due and payable in accordance with the Senior Documents (including the reimbursement of legal expenses, financial examination expenses and appraisal fees), (iv) without duplication of any of the foregoing, agree to reimburse the Senior Facility Agent and the Senior Facility Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Indebtedness, and/or as to which the Senior Facility Agent and the Senior Facility Creditors has not yet received final payment, and (v) agree to reimburse the Senior Facility Agent and the Senior Facility Creditors in respect of indemnification obligations of the Obligors under the Senior Documents as to matters or circumstances known to the Noteholders (or any of them) at the time of the purchase and sale that would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Senior Facility Agent and the Senior Facility Creditors, provided that, in no event will the Noteholders have any liability for such amounts in excess of the proceeds of Collateral actually received by the Noteholders. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Senior Facility Agent as the Senior Facility Agent may designate in writing to the Purchasing Noteholders for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Noteholders to the bank account designated by the Senior Facility Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Noteholders to the bank account designated by the Senior Facility Creditor are received in such bank account later than 12:00 noon, New York City time.

(e) Such purchase shall be expressly made without representation or warranty of any kind by the Senior Facility Agent and the Senior Facility Creditors as to the Senior Indebtedness so purchased or otherwise and without recourse to the Senior Facility Agent and the Senior Facility Creditors, except that the Senior Facility Creditors shall represent and warrant: (i) the principal amount of the Senior Indebtedness being purchased from it, including the amount of Senior Indebtedness consisting of unreimbursed obligations with respect to letters of credit and Bank Products, (ii) that each Senior Facility Creditor owns its portion of the Senior Indebtedness so purchased free and clear of any liens, (iii) each Senior Facility Creditor has the right to assign its portion of such Senior Indebtedness and the assignment is duly authorized by such Senior Facility Creditors, and (iv) that such Senior Facility Creditor has not received any written claim with respect to any matter referred to in clause (v) of paragraph (d) above or, if such Senior Facility Creditor has received such written claim, that such Senior Facility Creditor has delivered a copy of such written claim to the Trustee.

17. Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until Payment in Full, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof, of any amount paid by or on behalf of any Obligor with regard to any Senior Indebtedness is rescinded or must otherwise be restored or returned upon or as a result of any Bankruptcy Case, or for any other reason, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance, provided, however, that, such waivers or amendments shall not require the signature of any Obligor but shall be binding upon each Obligor as if each such Obligor were a signatory to such waiver or amendment. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The parties agree that any actions arising out of or in connection with this Agreement shall be tried and litigated in the state and federal courts located in the County of New York, in the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

18. Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Senior Facility Agent, the Senior Facility Creditors, the Trustee and the Noteholders, their respective successors and assigns, and future holders of the Senior Indebtedness and the Noteholder Indebtedness respectively, and there are no other parties, including the Obligor or any of their creditors, successors, or assigns, which are intended to be benefited, in any way, by this Agreement.

19. No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Facility Agent, the Senior Facility Creditors, the Trustee and the Noteholders have with respect to any third parties. The Senior Facility Agent, the Senior Facility Creditors, the Trustee and the Noteholders hereby specifically reserve all of their respective rights against the Obligors and all other third parties.

20. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person by facsimile transmission, by recognized overnight courier service or by registered, or certified United States mail, postage prepaid, addressed as follows:

20.1	If to the Senior Facility Agent, at:

WELLS FARGO FOOTHILL, INC.
One Boston Place
18th Floor
Boston, MA 02108
Attn: Business Finance Division Manager
Fax No. 617-523-1697

with a copy to:

SCHULTE ROTH & ZABEL LLP
919 Third Avenue
New York, New York 10022
Attn: Frederic L. Ragucci, Esq.
Fax No. 212-593-5955

20.2	If to the Trustee, at:

Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth and Marquette
Mac N9303-120
Minneapolis, Minnesota 55479
Attn: Lynn M. Steiner, Vice President
Fax No. 612-667-9825

with copies to each of:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attn: Stephen P. Farrell, Esq.
Fax No. 212-309-6001

and

Kelley Drye & Warren LLP
8000 Towers Crescent Drive, Suite 1200
Vienna, Virginia 22182
Attn: Jay Schifferli
Fax No. (703) 918-2450

20.3	If to the Obligors, at:

Velocity Express Corporation
One Morningside Drive North
Building B Suite 300
Westport, Connecticut 06880
Attn: Ted Stone
Fax No. (952) 835-4997

with copies to each of:

Budd Larner
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078
Attn: Mark Larner
Fax No. 973-379-7734

and

King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attn: Robert S. Finley
Fax No. 212-556-2222

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. All notices, demands, requests, consents, approvals, declarations, or other communications shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered, or certified United States mail, postage prepaid, five (5) days after mailing to the parties at their addresses set forth above (or to such other addresses as the parties may designate in accordance with the provisions of this Section).

21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

22. Complete Agreement. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

23. No Joint Venture. Each of the Secured Creditors acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

24. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties each in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

25. Waiver of Jury Trial. THE SENIOR FACILITY AGENT, THE SENIOR FACILITY CREDITORS, THE TRUSTEE AND THE NOTEHOLDERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SENIOR FACILITY AGENT, THE SENIOR FACILITY CREDITORS, THE TRUSTEE AND THE NOTEHOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE SENIOR FACILITY AGENT, THE SENIOR FACILITY CREDITOR, THE TRUSTEE AND THE NOTEHOLDERS HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

26. Specific Performance. Each of the parties agrees and acknowledges that in the event of any breach of this Agreement, the non-breaching party would be irrevocably harmed and would not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they made be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York in the County of New York or the United States District Court of the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such actions.

27. Further Assurances. The Noteholders and the Obligors will mark their books or accounts or take such other action as shall be effective to give reasonable notice of the effect of this Agreement. The Noteholders and the Obligors will, at the Obligors’ expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the reasonable opinion of the Senior Facility Agent, desirable, or that the Senior Facility Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Facility Agent and the Senior Facility Creditors to exercise and enforce their rights and remedies hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

WELLS FARGO FOOTHILL, INC., as Senior Facility Agent

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Secured Creditor holding Collateral does so as bailee (under the UCC) for each other Secured Creditor that has a lien on such Collateral and is hereby authorized to and may turn over to such other Secured Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Creditor have been fully paid and performed.

Each of undersigned acknowledges and agrees that although it may sign this Intercreditor Agreement it is not a party hereto for purposes of receiving any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (other than as specified in Section 17 hereof).

EACH OF THE FOLLOWING ENTITIES,

JOINTLY AND SEVERALLY, AS THE BORROWERS:

VELOCITY EXPRESS, INC.

VXP MID-WEST, INC.

VELOCITY EXPRESS LEASING, INC.

VXP LEASING MID-WEST, INC.

CLAYTON/NATIONAL COURIER SYSTEMS, INC.

CLICK MESSENGER SERVICE, INC.

OLYMPIC COURIER SYSTEMS, INC.

SECURITIES COURIER CORPORATION

SILVER STAR EXPRESS, INC.

By:
Name:
Title:

EACH OF THE FOLLOWING ENTITIES,

JOINTLY AND SEVERALLY, AS THE GUARANTORS:

VELOCITY EXPRESS CORPORATION

CD&L, INC.

By:
Name:
Title:

Exhibit A

CERTIFICATE REGARDING

BASE MAXIMUM PRINCIPAL AMOUNT

The undersigned, being the chief financial officer of VELOCITY EXPRESS CORPORATION, a Delaware corporation, hereby delivers this certificate to WELLS FARGO FOOTHILL, INC., a California corporation (“Senior Facility Agent”), pursuant to that certain Intercreditor Agreement, dated as of December 22, 2006 (as amended, modified, supplemented or restated from time to time, the “Intercreditor Agreement”), between Senior Facility Agent and Wells Fargo Bank, N.A., as trustee for the holders of the Notes (as defined therein). Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned hereby certifies to the Senior Facility Agent that (a) for the immediately preceding Covenant Reference Period (as that term is defined in the Indenture) Consolidated Cash Flow (as that term is defined in the Indenture) has first exceeded $             [INSERT $25,000,000, $30,000,000 or $35,000,000], (b) that the Base Maximum Principal Amount is presently $            , and (c) that as a result of the satisfaction of the condition described in the preceding clause (a) the Base Maximum Principal Amount is to be increased to [(i) $19,000,000, if the amount in clause (a) is $25,000,000, (ii) 24,000,000, if the amount in clause (a) is $30,000,000, and (iii) $29,000,000, if the amount in clause (a) is $35,000,000].

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as the officer described below and not in his individual capacity of the      day of             , 200  .

VELOCITY EXPRESS CORPORATION

By:
Name:
Title: